UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

MEDTOX SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11394	95-3863205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 West County Road D, St. Paul, Minnesota	55112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 636-7466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreements

On December 27, 2006, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc. entered into employment agreements with the following executive officers: B. Mitchell Owens, Vice President and Chief Operating Officer-MEDTOX Diagnostics, Inc., Susan E. Puskas, Vice President, Quality, Regulatory Affairs and Human Resources, James A. Schoonover, Vice President and Chief Marketing Officer and Kevin J. Wiersma, Vice President and Chief Financial Officer and Chief Operating Officer-MEDTOX Laboratories, Inc. The employment agreements are effective as of January 1, 2007.

The employment agreements with each of the executive officers noted above supersede the terms and conditions of existing severance agreements, and contain the following:

•

Although the employment agreements provide for one-year terms, they will extend automatically for additional 12-month periods thereafter unless previously terminated. If any such agreement is terminated by the Company for any reason other than for “Cause” (as such term is defined in the employment agreements), the executives will be entitled to receive the severance benefits described below.

•	Mr. Owens will receive an annual base salary of $181,125. Ms. Puskas, Mr. Schoonover and Mr. Wiersma will receive an annual base salary of $192,000. The base salaries will be reviewed annually.
•

Each executive will be eligible to participate in the Executive Incentive Compensation Plan, Long Term Incentive Plan, Supplemental Executive Retirement Plan, and other such Company-sponsored benefits as are provided to executive employees of the Company, subject to the terms and conditions of the applicable policies and/or plans.

•

In addition, the agreements provide that in the event of (i) the termination of the executive’s employment other than for “Cause”, (ii) a “Change in Control” or “Potential Change in Control” (as such terms are defined in the employment agreements), (iii) a material alteration of the executive’s duties, responsibilities or authority, or a required office relocation of greater than 50 miles, or (iv) a breach by the Company of any of its obligations under the agreement, the executive’s employment shall cease and executive shall be entitled to the following severance benefits:

•

payment of executive’s then current base salary for 12 months following the date of termination, and payment of one times the annual target bonus described in the Executive Incentive Compensation Plan for that 12-month period (unless the termination is in connection with a Change in Control or Potential Change in Control, in which case the payment period for salary continuation shall be 18 months and a payment of 1.5 times the target annual bonus currently in effect);

•

continuous coverage, at the Company’s expense, under any group health plan and other benefits maintained by or on behalf of the Company in which executive participated at the date of termination, for a 12-month period following the date of termination (unless the termination is in connection with a Change of Control or Potential Change of Control, in which case the coverage will be for a 18-month period); and

•	continued participation in the Executive Incentive Compensation Plan, on a pro rata basis, for the calendar year in which the termination occurs.
•

Under the employment agreements, the executives have agreed, during the term of the agreement and for a period of 12 months thereafter, not to, directly or indirectly, engage in competition with the Company in any manner or capacity in any phase of its business conducted during the term of the agreement. Further, in the 12-month period following the termination of the agreements, the executives have agreed not to solicit or otherwise encourage (i) any customer to purchase, lease or otherwise use any product or service offered by the executive or any organization with which the executive is affiliated, or (ii) any employee of the Company to leave the employ of the Company.

The above description is not a full summary of all of the terms and conditions of the agreements and is qualified in its entirety by the full text of the agreements, which are attached as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Form 8-K and are incorporated herein by reference.

Executive Incentive Compensation Plan

On December 27, 2006, the Compensation Committee of the Board of Directors of MEDTOX Scientific, Inc. approved the Company’s Executive Incentive Compensation Plan (the “Plan”).  Under the Plan, the Company’s executive officers and senior executives are eligible to receive short and long-term performance-based incentive awards payable in cash if certain performance goals are met.  These goals must be set no later than the latest date permissible under Section 162(m) of the Internal Revenue Code.

Specific amounts to be paid to eligible participants may be based on one or more financial or other objective goals which may be Company-wide or otherwise, including on a division basis, regional basis or on an individual basis.  Financial goals may be expressed, for example, in terms of sales, earnings per share, stock price, return on equity, net earnings growth, net earnings, related return ratios, cash flow, earnings before interest, taxes, depreciation and amortization (EBITDA), return on assets or total stockholder return. Other objective goals may include the attainment of various productivity and long-term growth objectives, including, without limitation, reductions in the Company’s overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms or as compared to another company or companies.

Long-term Awards will be deferred pursuant to the terms of the MEDTOX Scientific, Inc. Long-Term Incentive Plan for a period to be determined by the Committee. During the deferral period the Committee will authorize investment options for the long-term cash award. Those investment options may include Company stock. No individual short term or long-term Award for any Performance Period under this Plan shall exceed 2 times a Participant’s base salary.

As long as this maximum Award amount is not exceeded, the Committee shall have the authority to increase or decrease the amount of any Award otherwise due upon the attainment of the applicable performance goal as it determines appropriate. However, in the case of Awards made to officers covered by Section 162(m) of the Internal Revenue Code, the Committee shall have no authority to increase the amount of an Award payable to a Participant that would otherwise be due upon the attainment of the applicable performance goal.

The Plan is effective as of January 1, 2007, subject to approval of the Plan by the Company’s shareowners at the Annual Meeting held in 2007. A copy of the Executive Incentive Compensation Plan is attached to this Form 8-K as Exhibit 10.5.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Owens Employment Agreement, dated December 27, 2006
10.2	Puskas Employment Agreement, dated December 27, 2006
10.3	Schoonover Employment Agreement, dated December 27, 2006
10.4	Wiersma Employment Agreement, dated December 27, 2006
10.5	MEDTOX Scientific, Inc. Executive Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTOX Scientific, Inc.

Date: January 3, 2007	By:	/s/ Richard J. Braun
Name: Richard J. Braun
Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Owens Employment Agreement, dated December 27, 2006
10.2	Puskas Employment Agreement, dated December 27, 2006
10.3	Schoonover Employment Agreement, dated December 27, 2006
10.4	Wiersma Employment Agreement, dated December 27, 2006
10.5	MEDTOX Scientific, Inc. Executive Incentive Compensation Plan